Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS THIRD QUARTER FISCAL YEAR

2009 FINANCIAL RESULTS

CHELMSFORD, Mass., June 4, 2009 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in intelligent bandwidth management solutions for fixed line and mobile network operators worldwide, today reported its financial results for the third quarter ended April 25, 2009. Revenue for the third quarter of fiscal 2009 was $23.0 million, compared with $21.0 million for the third quarter of fiscal 2008.

Net loss for the third quarter of fiscal 2009, on a generally accepted accounting principles (“GAAP”) basis, was $2.7 million, or $0.01 per share, compared with net loss of $2.7 million, or $0.01 per share for the third quarter of fiscal 2008. Non-GAAP net loss for the third quarter of fiscal 2009 was $1.2 million, or $0.00 per share, compared with non-GAAP net loss of $0.4 million, or $0.00 per share for the third quarter of fiscal 2008. The reconciliation between net income (loss) on a GAAP basis and net income (loss) on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

Net loss for the first nine months of fiscal 2009, on a GAAP basis, was $18.6 million or $0.07 per share, compared with net income of $14.0 million or $0.05 per fully diluted share for the first nine months of fiscal 2008. Non-GAAP net loss for the first nine months of fiscal 2009 was $13.0 million, or $0.05 per share, compared with non-GAAP net income of $21.6 million, or $0.08 per fully diluted share for the first nine months of fiscal 2008. The reconciliation between net income (loss) on a GAAP basis and net income (loss) on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

“Sycamore’s third quarter results indicate that we continue to operate in a challenging business environment,” said Daniel E. Smith, president and chief executive officer. “We remain steadfast in our commitment to meeting the needs of our customers and prospects. We are confident in our ability to advance our solutions with innovative technology and deliver the level of excellence in customer support that has been a hallmark of the company.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. From multiservice access networks to the optical core, Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore’s global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving equity grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in the forward-looking statements. Other risks and uncertainties include, but are not limited to, actions, inquiries and findings that may result from certain stock option matters, including the restatement of previously issued financial statements; the Company’s reliance on a limited number of customers; variation in the Company’s quarterly results; industry pricing pressures and the high cost of product development required to remain competitive and keep pace with evolving features and technologies desired by customers; the consolidation of both suppliers and customers in the telecommunications marketplace and general economic conditions. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	April 25, 2009	July 31, 2008
Assets

Current assets:
Cash and cash equivalents	$423,442	$499,922
Short-term investments	290,769	321,173
Accounts receivable, net	13,290	8,779
Inventories	19,137	23,750
Prepaids and other current assets	2,260	2,847

Total current assets	748,898	856,471

Property and equipment, net	16,791	20,437
Long-term investments	217,572	120,739
Purchased intangibles, net	3,021	4,000
Goodwill	20,334	20,334
Other assets	455	482

Total Assets	$1,007,071	$1,022,463

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$11,487	$14,300
Other current liabilities	13,977	14,043

Total current liabilities	25,464	28,343

Long term deferred revenue	4,868	4,841
Long term liability	1,901	1,904

Total liabilities	32,233	35,088

Common stock	284	284
Additional paid-in capital	2,038,454	2,034,818
Accumulated deficit	(1,066,425)	(1,047,783)
Other equity	2,525	56

Total stockholders’ equity	974,838	987,375

Total Liabilities and Stockholders’ Equity	$1,007,071	$1,022,463

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 25, 2009	April 26, 2008	April 25, 2009	April 26, 2008
Revenue	$22,983	$20,966	$50,112	$100,403
Cost of revenue	10,413	11,248	28,275	51,625

Gross profit	12,570	9,718	21,837	48,778

Operating expenses:
Research and development	13,042	12,232	37,409	34,486
Sales and marketing	3,648	4,980	11,366	15,489
General and administrative	2,320	2,901	5,573	12,367
Restructuring & related impairment	—	471	817	2,368

Total operating expenses	19,010	20,584	55,165	64,710

Loss from operations	(6,440)	(10,866)	(33,328)	(15,932)

Interest and other income, net	3,831	8,614	14,851	30,908

Income (loss) before income taxes	(2,609)	(2,252)	(18,477)	14,976
Income tax expense	123	491	165	1,012

Net income (loss)	$(2,732)	$(2,743)	$(18,642)	$13,964

Net income (loss) per share:
Basic	$(0.01)	$(0.01)	$(0.07)	$0.05
Diluted	$(0.01)	$(0.01)	$(0.07)	$0.05

Weighted average shares outstanding:
Basic	283,601	283,164	283,520	282,197
Diluted	283,601	283,164	283,520	284,333

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 25, 2009	April 26, 2008	April 25, 2009	April 26, 2008
Revenue	$22,983	$20,966	$50,112	$100,403
Cost of revenue	10,273	11,077	27,507	51,180

Gross profit	12,710	9,889	22,605	49,223

Operating expenses:
Research and development	12,533	11,751	35,892	33,234
Sales and marketing	3,376	4,683	10,443	14,678
General and administrative	1,757	1,929	3,931	9,458

Total operating expenses	17,666	18,363	50,266	57,370

Loss from operations	(4,956)	(8,474)	(27,661)	(8,147)

Interest and other income, net	3,831	8,614	14,851	30,908

Income (loss) before income taxes	(1,125)	140	(12,810)	22,761
Income tax expense	123	518	165	1,187

Net income (loss)	$(1,248)	$(378)	$(12,975)	$21,574

Net income (loss) per share:
Basic	$(0.00)	$(0.00)	$(0.05)	$0.08
Diluted	$(0.00)	$(0.00)	$(0.05)	$0.08

Weighted average shares outstanding:
Basic	283,601	283,164	283,520	282,197
Diluted	283,601	283,164	283,520	284,333

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 25, 2009	April 26, 2008	April 25, 2009	April 26, 2008
GAAP net income (loss)	$(2,732)	$(2,743)	$(18,642)	$13,964

Stock-based compensation expense:
Cost of revenue	140	171	452	445
Research and development	509	481	1,517	1,252
Sales and marketing	272	297	923	811
General and administrative	231	245	663	712

Total stock based compensation expense	1,152	1,194	3,555	3,220
Amortization of purchased intangible assets	332	727	979	2,197
Restructuring and other asset impairments:
Operating expense	—	471	817	2,368
Cost of revenue	—	—	316	—
Tax effect	—	(27)	—	(175)

Non-GAAP net income (loss)	$(1,248)	$(378)	$(12,975)	$21,574